UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 27, 2023 (April 23, 2023)

NEKTAR THERAPEUTICS

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24006	94-3134940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 Mission Bay Boulevard South

San Francisco, California 94158

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (415) 482-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	NKTR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of Material Definitive Agreement.

On April 27, 2023, Nektar Therapeutics, a Delaware corporation (“Nektar”), issued a press release (the “Press Release”) announcing it will regain full rights to rezpegaldesleukin, a selective regulatory T-cell (Treg) therapy in clinical development.

On July 23, 2017, Nektar entered into a License Agreement (the “Agreement”) with Eli Lilly and Company (“Lilly”), which Agreement was filed as an exhibit to Nektar’s Quarterly Report on Form 10-Q for the period ended September 30, 2017.

Nektar requested the return of the rights to rezpegaldesleukin from Lilly. On April 23, 2023, Nektar received from Lilly a notice of at-will termination (Notice) of the Agreement. Under the applicable terms of the Agreement, Lilly may terminate the Agreement at will (and with no requirement of cause) if it provides 90 days’ notice to Nektar. The Agreement further provides that Lilly must reasonably cooperate with Nektar to facilitate a smooth, orderly and prompt transition (including during any notice period) of any ongoing rezpegaldesleukin activities, and must use commercially reasonable efforts, at Nektar’s sole cost and expense to, among other things, promptly transfer or assign to Nektar all regulatory approvals, third party licenses, supply chain agreements and any other materials or information necessary or useful (as such usefulness is reasonably determined by Nektar) for the continued development, manufacture and commercialization of rezpegaldesleukin. Included with the Notice by Lilly was a statement that the “termination shall be effective as of July 22, 2023,” which corresponds to ninety days after the April 23, 2023, date of the Notice.

Pursuant to the terms of the Agreement, Lilly’s termination at will results in the termination of all licenses and other rights granted by Nektar to Lilly with regard to the rezpegaldesleukin program. Nektar has not included any of the potential milestone or other potential payments to Nektar under the Agreement in Nektar’s cash forecasts. Accordingly, termination of the Agreement will not impact Nektar’s cash guidance.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the full text of the Agreement, a copy of which was filed as an exhibit to Nektar’s Quarterly Report on Form 10-Q for the period ended September 30, 2017.

Item 7.01 Regulation FD Disclosure.

On April 27, 2023, the Nektar issued a press release announcing, among other things, that Nektar will regain full rights to rezpegaldesleukin.

A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01. This information, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release titled “Nektar Therapeutics Announces It Will Regain Full Rights to Rezpegaldesleukin (REZPEG, NKTR-358), a Novel, First-in-Class Selective Regulatory T-cell (Treg) Therapy in Clinical Development”
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEKTAR THERAPEUTICS

Date: April 27, 2023	By:	/s/ Mark A. Wilson
Mark A. Wilson
Chief Legal Officer and Secretary

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